Exhibit 5.1

March 2, 2015

Imperva, Inc.

3400 Bridge Parkway, Suite 200

Redwood Shores, CA 94065

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Imperva, Inc., a Delaware corporation (“Company”), with the Securities and Exchange Commission (“Commission”) on or about March 2, 2015, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,344,774 shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) subject to issuance by the Company (a) upon the exercise of stock options or the settlement of restricted stock units granted or to be granted by the Company under the Company’s 2011 Stock Option and Incentive Plan, as amended to date (the “2011 SOIP”) and (b) pursuant to purchase rights granted or to be granted under the Company’s 2011 Employee Stock Purchase Plan, as amended to date (the “2011 ESPP”). The 2011 SOIP and the 2011 ESPP are collectively referred to in this letter as the “Plans”. At your request we are providing this letter to express our opinion on the matters set forth in the numbered paragraphs below.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the documents described on Exhibit A attached hereto (which is incorporated in this letter by reference). Capitalized terms used but not defined in the body of this letter have the meanings given to such terms on Exhibit A hereto and vice versa.

In giving the opinions contained in this letter, we have assumed the current accuracy of the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate.

We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing Delaware General Corporation Law (“DGCL”). We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to the genuineness of all signatures on original documents by the Company, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any corporate proceedings of the Company’s Board of Directors, the Compensation Committee of the Board of Directors or stockholders we have reviewed. We have assumed, and express no opinion as to, the genuineness of all signatures on such documents, the authenticity and completeness of such documents submitted to us as originals, the conformity to originals of all such documents submitted to us as copies, the legal capacity of all persons or entities executing the same, and the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Good Standing Certificate and representations made to us by the Company, including those set forth in the Opinion Certificate.

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, the registration will apply to all the Shares and will not have been modified or rescinded.

Based upon, and subject to, the foregoing, it is our opinion that:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The 1,344,774 Shares of Common Stock that may be issued and sold by the Company (a) upon the exercise of stock options and the settlement of restricted stock units granted or to be granted under the 2011 SOIP and (b) pursuant to the exercise of purchase rights granted or to be granted under the 2011 ESPP, when issued, sold and delivered in accordance with the applicable Plan and Plan Agreements and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above and is based solely on our understanding of facts in existence as of such date. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ David A. Bell
David A. Bell, a Partner

EXHIBIT A

to

Legal Opinion Regarding S-8 Registration Statement

of Imperva, Inc., a Delaware corporation (the “Company”)

Certain Reviewed Documents

Capitalized terms used but not defined in this Exhibit A have the meanings defined for such terms in the Opinion Letter to which this Exhibit A is attached.

1)	Copies of (i) the Restated Certificate of Incorporation of Imperva, Inc., a Delaware corporation (the “Company”) filed with the Delaware Secretary of State on November 14, 2011 and certified by the Delaware Secretary of State on November 14, 2011 (the “Restated Certificate”) and (ii) the Company’s Amended and Restated Bylaws, as amended, which have been certified to us by the Company to be currently in effect and unmodified as of the date hereof (the “Restated Bylaws” and together with the Restated Certificate, the “Charter Documents”).

2)	The Registration Statement and the prospectuses prepared for use pursuant to the Registration Statement (the “Prospectuses”).

3)	An Opinion Certificate of the Company addressed to us and dated the date of this letter containing certain factual representations (the “Opinion Certificate”).

4)	A Register Breakdown Snapshot as of December 31, 2014 and a Capital Breakdown Report as of March 2, 2015 generated by the Company from the reporting system of Computershare, the Company’s transfer agent, regarding the Company’s authorized, issued and outstanding capital stock.

5)	A Certificate of Good Standing dated March 2, 2015 issued by the Delaware Secretary of State stating that the Company is duly incorporated, in good standing and has a legal corporate existence as of such date (the “Good Standing Certificate”), a Certificate of Good Standing from the California Franchise Tax Board, dated March 2, 2015, stating that the Company is in good standing with that agency, and a verbal confirmation from RMB Enterprises that the Company is in good standing with the California Secretary of State on March 2, 2015.

6)	The Plans and the forms of agreements used by the Company under the Plans that will govern the Company’s issuance of Shares, copies of which are attached as exhibits to the Company’s registration statement on Form S-1 filed by the Company with the Commission on October 28, 2011 and the Company’s annual report on Form 10-K filed by the Company with the Commission on February 28, 2014 (the “Plan Agreements”).

7)	Copies of corporate proceedings of the Company’s Board of Directors (the “Board”), the Compensation Committee of the Board or stockholders relating to approval of the Charter Documents, the Plans, the Plan Agreements, the filing of the Registration Statement, the reservation of the Shares for sale and issuance pursuant to, and the sale and issuance of the Shares pursuant to, the Plans.